Exhibit 10.25

AUTHORISED REPRESENTATIVE AGREEMENT

THIS AGREEMENT is made 3 September 2012

BETWEEN:

Moneytech Limited (ACN 106 249 852) Level 6/97 Pacific Highway, North Sydney NSW (Moneytech)

AND:

360 Markets Pty Ltd (ACN 151 337 852) Level 6, 97 Pacific Highway, North Sydney, NSW (Authorised Representative)

RECITALS:

A.	Moneytech is the holder of an Australian Financial Services Licence (AFS Licence), number 421414

B.	Authorised Representative wishes to distribute or arrange Foreign Exchange Services on behalf of Clients.

C.
Authorised Representative has requested Moneytech to appoint it as its Authorised Representative in accordance with the Corporations Act and Moneytech is willing to do so on the terms and conditions set out in this Agreement.

OPERATIVE PARTS

1.	DEFINITIONS AND INTERPRETATION

1.1	Terms used in this Agreement shall have the meanings ascribed to them herein:

1.2	In this Agreement:

(1)
AFSL Compliance Manual means the manual and/or guidelines provided by Moneytech to Client from time to time which set out the requirements relating to Client's appointment as Moneytech's Authorised Representative;

(2)
Authorised Representative means an authorised representative of a financial services licensee, as that term is defined in the Corporations Act and for the purposes of this Agreement shall be 360 Markets Pty Limited;

(3)	Client or Clients means a person(s) or company(ies) to whom Authorised Representative will provide the Services on behalf of Moneytech in its capacity as an Authorised Representative.

(4)	Financial Product Advice has the meaning ascribed to it under the Corporations Act;

(5)
Foreign Exchange Services means the provision of foreign exchanges services to Clients, including but not limited to: selling, purchasing, and delivering currency transaction. These transactions may be spot or forward transactions.

(6)	Key Officers means those persons appointed by Client who are responsible for ensuring it meets its obligations under this Agreement and who will complete any required training.

1.3
Where there is any discrepancy or inconsistency between a part of this Agreement and any other part, the following descending order of precedence of the parts shall apply to resolve the discrepancy or inconsistency:

(1)	this Agreement;

(2)	AFSL Compliance Manual.

2.	APPOINTMENT

2.1	Moneytech appoints Authorised Representative to act as its Authorised Representative subject to the terms and conditions set out in this Agreement.

2.2	Termination of the Moneytech Agreement automatically terminates Authorised Representative's appointment as an Authorised Representative.

3.	AUTHORISED REPRESENTATIVE OBLIGATIONS

3.1	At all time during the term of this Agreement, Authorised Representative must:

(1)
act in a manner consistent with the obligations imposed on an Authorised Representative by the Corporations Act, all other relevant laws and within the scope of the authority granted to Authorised Representative under this Agreement;

(2)	distribute the Foreign Exchange Services in accordance with the the AFSL Compliance Manual and this Agreement;

(3)	comply with any lawful direction imposed by Moneytech in respect to Authorised Representative's role as Authorised Representative;

(4)	provide to Moneytech such information as is reasonably necessary for Moneytech to ascertain whether Authorised Representative is complying its obligations under this Agreement;

(5)	comply with standards of ethical conduct and professional competence required by Moneytech from time to time;

(6)	act efficiently, honestly and fairly and not do or omit to do anything, which would or could potentially cause Moneytech to breach the terms of its AFS Licence; and

(7)	observe and comply with the provisions of the AFSL Compliance Manual and all reasonable directions, work practices and policies of Moneytech as it requires from time to time;

At all time during the term of this Agreement, Authorised Representative must not:

(1)	assign, subcontract or otherwise dispose of any right, interest or obligation under this Agreement;

(2)	make any representations or give any warranties on behalf of Moneytech except with the prior approval of Moneytech;

(3)	breach the anti-hawking provisions of the Corporations Act which apply to unsolicited meetings with another person; or

(4)	undertake the giving of personal Financial Product Advice (general Financial Product Advice is authorised). Please refer to Annexure B hereto;

(5)
purport to bind or contract for or on behalf of Moneytech in any way whatsoever and in particular by written or oral conduct purport to enter into contracts on behalf of Moneytech except in accordance with the Moneytech Agreement, this Agreement, the AFSL Compliance Manual or the written direction of Moneytech.

4.	TRAINING

4.1
Upon receipt of notice from Moneytech, Authorised Representative must and must cause each of its Key Officers to attend a training program provided by Moneytech. Such notice will contain the following details:

(1)	the location(s) where the training is to be undertaken;

(2)	the times and dates for the training program; and

(3)	if relevant, the names of persons required to attend the training program

4.2	Moneytech shall bear these costs.

4.3	The parties agree to consult each other in respect of any required training to minimise cost and inconvenience to both parties.

EXECUTED as an Agreement:

Executed By 360 Markets Pty Limited in
accordance with section 127(1) of the
Corporations Act 2001 by

/s/ Jason Hugo	/s/ Hugh Evans
Director/Company Secretary	Director

JASON HUGO	HUGH EVANS
Name of Director/Company Secretary	Name of Director

(BLOCK LETTERS)	(BLOCK LETTERS)

Executed By Moneytech Limited in
accordance with section 127(1) of the
Corporations Act 2001 by

/s/ Hugh Evans	/s/ Mark Cameron
Director/Company Secretary	Director

HUGH EVANS.	MARK CAMERON
Name of Director/Company Secretary	Name of Director

(BLOCK LETTERS)	(BLOCK LETTERS)